Exhibit 10.4

THIRD AMENDMENT TO

AGREEMENT OF SALE AND PURCHASE

This Third Amendment to Agreement of Sale and Purchase (the “Third Amendment”) is entered into as of the 13 day of May, 2013, by and between JEFFERSON EQUITY PARTNERS, LLC, a Tennessee limited liability company (“JEP”), OAK HILL PARTNERS, LLC, a Tennessee limited liability company (“OHP”), KNOXVILLE EQUITY PARTNERS, LLC, a Tennessee limited liability company (“KEP”), and EMORY DEVELOPMENT PARTNERS, LLC, a Tennessee limited liability company, (“EDP”; JEP, OHP, KEP and EDP being each referred to as a “Seller” and collectively as the “Sellers”), and CHP PARTNERS, LP, a Delaware limited partnership (“Purchaser”). Sellers and Purchaser are sometimes collectively referred to herein as the “Parties”.

WITNESSETH:

WHEREAS, Purchaser and Sellers are parties to that certain Purchase Agreement of Sale and Purchase having an Effective Date of April 3, 2013, as amended by that certain First Amendment to Agreement of Sale and Purchase dated April 30, 2013, and as further amended by that certain Second Amendment to Agreement of Sale and Purchase dated May 10, 2013 (collectively, the “Agreement”) wherein Sellers agreed to sell to Purchaser, and Purchaser agreed to purchase from Sellers, the Portfolio (as such term is defined in the Agreement); and

WHEREAS, the parties have agreed to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Amended Definition of “Due Diligence Period”. The definition of the term “Due Diligence Period” is amended to read as follows:

“‘Due Diligence Period’ shall mean that period of time beginning on the Effective Date and ending at 5:00 pm, Eastern Time on May 15, 2013.”

2. Ratification. All of the terms, covenants, conditions, representations and warranties set forth in the Agreement shall continue in full force and effect and are hereby ratified and affirmed.

3. Counterparts. This Third Amendment may be executed in two or more counterparts, either electronically or manually, and manually-executed counterparts may be delivered in faxed or scanned electronic form, each of which (whether originally executed or such a faxed or scanned electronic document) shall be deemed an original, and all of which together shall constitute one and the same instrument. In making proof of this Third Amendment, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties.

IN WITNESS WHEREOF, Sellers and Purchaser have executed this Third Amendment effective as of the day and year written above.

PURCHASER:

CHP PARTNERS, LP, a Delaware limited partnership

By: CHP GP, LLC, a Delaware limited liability company., its general partner

By: CNL Healthcare Properties, Inc., a Maryland corporation, its sole member

By:	/s/ Tracey B. Bracco
Name:	Tracey B. Bracco
Title:	Vice President
Date:	5-13-13

SELLERS:

JEFFERSON EQUITY PARTNERS, LLC, a Tennessee limited liability company,

By:	/s/ Norman T. Brinkman
Title:	President
Date:	5-12-13

KNOXVILLE EQUITY PARTNERS, LLC, a Tennessee limited liability company,

By:	/s/ Norman T. Brinkman
Title:	President
Date:	5-12-13

EMORY DEVELOPMENT PARTNERS, LLC, a Tennessee limited liability company,

By:	/s/ Norman T. Brinkman
Title:	President
Date:	5-12-13

OAK HILL PARTNERS, LLC, a Tennessee limited liability company,

By:	/s/ Norman T. Brinkman
Title:	President
Date:	5-12-13